SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                October 6, 1997


                            BFC FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


    FLORIDA                   0-9811                    59-2022148
    -------                   ------                    ----------
(State or other             Commission               (I.R.S. Employer
jurisdiction of            File Number)              Identification No.)
incorporation)


   1750 East Sunrise Boulevard, Fort Lauderdale, Florida          33304
   -----------------------------------------------------        --------
         (Address of principal executive offices)              (zip code)


               Registrant's telephone number, including area code:
                                 (954) 760-5200


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

On October 6, 1997, the Board of Directors of BFC Financial Corporation (the "Company") declared a 25 percent common stock dividend payable in shares of the Company's newly designated Class A Common Stock to the Company's common stockholders of record on October 6, 1997. The shares of Class A Common Stock will be issued on October 21, 1997.

The Class A Common Stock is a newly authorized series of the Company's capital stock and no shares are currently outstanding. Pursuant to the Company's Articles of Incorporation, the Company's currently existing common stock was automatically redesignated as "Class B Common Stock" without changing any of its rights and preferences upon the authorization by the Board of the stock dividend. The Class A Common Stock and the Class B Common Stock have substantially identical terms except that (i) the Class B Common Stock is entitled to one vote per share while the Class A Common Stock will have no voting rights other than those required by Florida law and (ii) each share of Class B Common Stock is convertible at the option of the holder thereof into one share of Class A Common Stock.

The Board anticipates that the Class A Common Stock will, upon issuance, be quoted on the OTC Bulletin Board under the ticker symbol "BFCFA". The existing common stock, as redesignated as Class B Common Stock, will continue to be quoted on the OTC Bulletin Board under a new ticker symbol "BFCFB". Shareholders should retain all certificates representing their shares of common stock (and should not send such certificates to the Company or the Company's transfer agent) because such certificates will continue to represent shares of the Company's Class B Common Stock.

Due to accounting and tax considerations, the Company will issue the dividend in shares of Class B stock with respect to options to purchase Class B stock previously granted under the Company's stock option plan.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     BFC FINANCIAL CORPORATION



                                     By:        /S/
                                              ---------------------------
                                              Glen R. Gilbert
                                              Executive Vice President,
                                              Chief Financial Officer and
                                              Secretary


Dated: October 6, 1997